UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                          Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, the Board of Directors (the “Board”) of Group 1 Automotive, Inc., a Delaware corporation (the “Company”), appointed Steven C. Mizell to the Board and expanded the Board’s membership to ten directors. There are no understandings or arrangements between Mr. Mizell and any other person pursuant to which Mr. Mizell was selected to serve as a director of the Board. There are no relationships between Mr. Mizell and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Mizell will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2020. The Company also entered into an indemnification agreement with Mr. Mizell. Under the terms of the indemnification agreement, the Company has agreed to indemnify Mr. Mizell for actions taken in his capacity as a director of the Company to the fullest extent permitted by the Delaware General Corporation Law for certain expenses and costs incurred by Mr. Mizell, under the circumstances and to the extent provided for in the indemnification agreement. The description in this Item 5.02 of the terms of the indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.  On March 1, 2021, he received a pro-rata award of restricted stock units valued at $167,671.23 (pro-rated from $200,000), for the equity portion of his Board retainer.  Restricted stock units awarded to non-employee directors are fully vested immediately upon issuance.  The restricted stock units settle on the date of the director's separation from service, as such term is defined in §1.409A-1(h) under Title 26 of the Internal Revenue Code, and will be settled in a lump sum cash payment.

A copy of the press release announcing Mr. Mizell’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 1, 2021, the Company, announced Mr. Mizell’s appointment to the Board.

A copy of the press release announcing Mr. Mizell’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2. of Form 8-K, the information in the press release attached as Exhibit 99.1 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Group 1 Automotive, Inc., dated as of March 1, 2021.
10.1	Form of Indemnification Agreement of Group 1 Automotive, Inc. (incorporated by reference to Exhibit 10.1 of Group 1 Automotive, Inc.’s Form 8-K (File No. 001-13461) filed November 13, 2007).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Group 1 Automotive, Inc.

Date: March 5, 2021	By:	/s/ Darryl M. Burman
Name: Darryl M. Burman
Title: Sr. Vice President